Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rover Group, Inc. of our report dated March 21, 2022 relating to the financial statements, which appears in Rover Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
January 12, 2023